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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANTS

NEON COMMUNICATIONS, INC.

1.    NEON Optica, Inc. (Delaware)

NEON OPTICA, INC.

1.    NEON Securities Corp. (Massachusetts)

2.    NEON of Connecticut, Inc. (Delaware)

3.    NEON of New York, Inc. (Delaware)



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